MOBILE DATA SERVICES BUSINESS AGREEMENT


     THIS AGREEMENT (This "Agreement") is entered into as of the 15 day of November 1996 by and between GTE Mobilnet Service Corp. on its behalf and on behalf of its affiliates, GTE Mobilnet Incorporated and Contel Cellular Incorporated ("GTE Mobilnet") and Compu-DAWN, Inc. ("Business Representative").

     WHEREAS, GTE Mobilnet wishes to market Mobile Data Services to
Customers through a variety of direct and indirect distribution channels, including business representatives; and

     WHEREAS, Business Representative wishes to offer to Customers various Applications which will use Mobile Data Services and intends to solicit Customers to GTE Mobilnet for their Mobile Data Services needs;

     NOW THEREFORE, in consideration of these premises, the mutual covenants exchanged below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, wishing to be legally bound, hereby agree as follows:

1.        DEFINITIONS

         Unless otherwise indicated, definitions of terms capitalized in this Agreement are set forth in Exhibit A attached hereto.

2.       ESTABLISHMENT OF RELATIONSHIP AND ACKNOWLEDGMENT

     2.1 Appointment: GTE Mobilnet hereby authorizes Business Representative, in conjunction with the marketing of the Application(s) described in Exhibit B, to solicit and refer potential Customers located in the Territory described in Exhibit B to GTE Mobilnet for the sale of Mobile Data Services, subject only to the terms and conditions contained herein. This Agreement shall not be construed to create a joint venture, partnership, employment relatonship or franchise or any other legal relationship between the parties. Neither party shall share or be responsible for the debts and liabilities of the other party, or have the authority to legally bind the other in any manner.

     2.2 Business Representative's Acknowledgment of GTE Mobilnet's Alternative Distribution Rights: GTE Mobilnet shall not be liable to Business Representative in any manner if any sale, activation or order for Mobile Data Services, wireless data applications, or other services or products is obtained by GTE Mobilnet or by any third party, even though Business Representative may have previously solicited the Customer who purchased, activated or made such order. Business Representative acknowledges that GTE Mobilnet

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          will  enter  into  different  financial  and other  arrangements  with various participants in alternative distribution channels (including direct sales, agents, Resellers and other Business Representatives), and that GTE Mobilnet shall not be liable to Business Representative
          in  any  manner  if  Business  Representative's  Compensation,   joint
          marketing activities, benefits, responsibilities, Territory, rates, or other categories of Mobile Data Services hereunder are not as favorable as those provided by GTE Mobilnet to others. Business Representative also acknowledges that GTE Mobilnet may now or in the future offer additional Wireless Services or applications which GTE Mobilnet is not obligated to allow Business Representative to offer.

     2.3 Valid Execution; Term: This Agreement, and any amendments hereto, shall be effective only after its execution by an officer of both Business Representative and GTE Mobilnet. The term of this Agreement shall be two (2) years from the date hereof. It is expressly understood and agreed that neither party has any right or expectation of renewal or extension of this Agreement beyond the initial two (2) year term.

     2.4 Regulatory Matters: This Agreement shall at all times be subject to local, state, and federal regulatory agencies having jurisdiction over the provision of Mobile Date Services and any Applications therefor.

     2.5 Mobile Data Services Rates: GTE Mobilnet shall determine the rates, charges, and categories of Mobile Data Services to be presented to Customers and set forth in the CSA. GTE Mobilnet, in its sole discretion, may add, delete, suspend, or modify its rates, charges or categories for Mobile Data Services, and determine whether such changes apply to both existing or future Customers, or apply only in certain geographic markets. GTE Mobilnet shall notify Business Representative of each such modification which applies to any part of the Territory assigned hereunder to Business Representative. Business Representative shall not represent or agree that Customers will be charged for GTE Mobilnet's Mobile Data Services at any rates other than those determined by GTE Mobilnet.

     2.6 No Guarantee of Profit: Business representative acknowledges that GTE Mobilnet has made no representations or guarantees, express or implied, regarding the profit that Business Representative will or might make. Business Representative assumes all financial risks associated with its activities under this Agreement.

     2.7 Fee Paid to GTE Mobilnet: GTE Mobilnet is in the process of marketing, communicating and selling Mobile Data Services to a wide range of businesses, governmental entities and other accounts, directly and through

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          various channels of distribution.  Therefore, if, during such process,
          GTE  Mobilnet  is  responsible   for   identifying  and  qualifying  a
          customer's intent to purchase Mobile Data Services and GTE Mobilnet offers in writing to include Business Representative in a particular business opportunity because of its application and/or services, as a provider of products and/or services to such customer, then Business Representative agrees to pay to GTE Mobilnet a sum equal to five
          percent   (5%)  of  one   year's   revenues   received   by   Business
          Representative, or such other amount as the parties may mutually agree upon, for providing systems integration, software, hardware, and implementation services that results in customer acceptance of the system, less the total amount of Business Representative's documented pass-through costs.

     2.8 TEXAS ONLY: DISCLAIMER OF TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT. AGENT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF ITS TRANSACTION WITH GTE MOBILNET, AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH GTE MOBILNET. AGENT SPECIFICALLY ACKNOWLEDGES THAT IT IS NOT A CONSUMER (AS DEFINED IN THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT) AND THAT THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT DOES NOT APPLY TO THE AGENT. TO THE EXTENT THAT THE AGENT IS A BUSINESS CONSUMER (AS DEFINED IN THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT) WITH ASSETS OF $5 MILLION OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENT PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THE AGENT EXPRESSLY DISCLAIMS AND WAIVES ALL PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT OTHER THAN SECTION 17.555.

3.       ARBITRATION.

          BUSINESS REPRESENTATIVE AND GTE MOBILNET HEREBY AGREE THAT ALL DISPUTES ARISING OUR OF OR RELATING IN ANY WAY TO THIS AGREEMENT WHICH CANNOT BE RESOLVED THROUGH GOOD FAITH NEGOTIATIONS TO THE MUTUAL SATISFACTION OF BOTH PARTIES WITHIN THIRTY (30) CALENDAR DAYS (OR SUCH LONGER PERIOD AS MAY BE MUTUALLY AGREED UPON BY THE PARTIES) AFTER THE COMPLAINING PARTY HAS NOTIFIED THE OTHER PARTY OF THE

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         COMPLAINT,  SHALL BE FINALLY SETTLED BY BINDING  ARBITRATION IN ATLANTA
         BEFORE  THE  ATLANTA  REGIONAL  OFFICE  OF  THE  AMERICAN   ARBITRATION
         ASSOCIATION BY THREE (3) ARBITRATORS IN ACCORDANCE WITH THE RULES OF COMMERCIAL ARBITRATION OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT AND THE ARBITRATORS' DECISION SHALL BE FINAL AND BINDING UPON THE PARTIES. IN DECIDING ANY CLAIM, THE ARBITRATORS SHALL APPLY GEORGIA LAW; PROVIDED, HOWEVER, THAT THE ARBITRATORS SHALL HAVE NO AUTHORITY TO
         AWARD   CONSEQUENTIAL   DAMAGES   OR   PUNITIVE   DAMAGES   UNDER   ANY
         CIRCUMSTANCES.

4.       BUSINESS REPRESENTATIVE RESPONSIBILITIES AND OBLIGATIONS

     Business Representative agrees to the following responsibilities and obligations:

          4.1 Services Provided by Business Representative: Business Representative shall provide the Sales Services and any Implementation Services and Technical Support Services described in Schedule 1 to Customers for Business Representative's Applications and GTE Mobilnet's Mobile Data Services. Business Representative shall be solely responsible and bear all liability for its performance of such services. Business Representative acknowledges that the purpose of the Agreement is the sale of Mobile Data Services only.

          4.2 Identification: Business Representative shall identify itself as authorized by GTE Mobilnet to solicit potential Customers for GTE Mobilnet. Such designation shall be specifically limited to a form and style prescribed by GTE Mobilnet and shall automatically cease with the termination or expiration of this Agreement.

          4.3  Business  Representative's  Responsibility  for Its Employees and
               Personnel: Business Representative shall be responsible for ensuring compliance with this Agreement by its employees and personnel, whether permanent, temporary, contract or otherwise, employed or otherwise engaged by Business Representative to perform services under this Agreement. Business Representative shall be liable to GTE Mobilnet for any damages suffered as a result of non-compliance.

          4.4 Business Representative's Agents: Business Representative shall not have the right to employ, appoint, engage or otherwise use Agent(s) in the performance of its obligations under this Agreement, unless Business Representative receives the prior written consent of GTE Mobilnet.

          4.5 Public Statements or Press Releases: Business Representatives agrees not to

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               initiate  any  public   relations   activities   related  to  GTE
               Mobilnet's Mobile Date Services, including without limitation news releases, news conferences, news briefings, or any other type of function involving reporters, editors or news directors of any news organizations, without prior written approval of GTE Mobilnet. Further, Business Representative agrees to refer to GTE Mobilnet all questions from news organizations related to GTE Mobilnet or GTE Mobilnet's Mobile Data Services.

          4.6 Trademarks and Related Matters: Business Representative is not granted any rights in and is not authorized, licensed or permitted to use the Marks of GTE Mobilnet or any of its Affiliates except for the sole purpose of Business Representative identifying itself as authorized to solicit and refer potential Customers to GTE Mobilnet. In connection with this limited use, GTE Mobilnet shall furnish the list of Marks that Business Representative is permitted to use and the rules and regulations pertaining to use of the Marks, with which Business
               Representative agrees to comply. During the term of this Agreement and at any time thereafter, Business Representative and its owner(s) and Affiliates shall not use any identical or confusingly similar mark or trade name, service mark, trademark, advertising logo, insignia, symbols or decorative designs to Marks or other items used by GTE Mobilnet. Business Representative also agrees to return to GTE Mobilnet upon termination of this Agreement or at GTE Mobilnet's earlier request any advertising and marketing materials, forms, training materials or other materials containing any GTE Mark or other materials relating to GTE's Mobile Data Services.

          4.7 Insurance: Business Representative shall at all times during the term hereof, at Business Representative's sole expense, be insured under a comprehensive liability insurance policy against claims for bodily and personal injury, death and property damage caused by or occurring in conjunction with the operation of Business Representative's business. GTE Mobilnet shall be named as an additional insured party on each policy. Such insurance coverage shall be maintained under one or more policies of insurance from a recognized insurance company qualified to do business within the Territory, providing in the aggregate a minimum liability protection of One Million Dollars ($1,000,000) per occurrence for bodily and personal injury and death, subject to such deductibles as GTE Mobilnet determines from time to time to be appropriate. Each such insurance policy shall provide for not less than thirty (30) days prior notice to all insured of any modification, cancellation or non-renewal. Business Representatives shall furnish proof satisfactory to GTE Mobilnet that the insurance coverage required hereunder is in force.

5.       GTE MOBILNET RESPONSIBILITIES AND OBLIGATIONS

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          5.1  No Warranties:  GTE MOBILNET MAKES NO WARRANTY, EITHER EXPRESS OR
               IMPLIED, CONCERNING THE MOBILE DATA SERVICES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. GTE Mobilnet shall in no event be liable for direct, indirect, special, consequential or punitive damages or for lost profits which are suffered or incurred by Business Representative, Customers or any other persons who utilize or rely upon Mobile Data Services and which are a result of Mobile Data Services System downtime or isolated or systemic failures of or defects affecting either such services or Business Representative's Products and Services. GTE Mobilnet shall have no liability for Applications related failures or defects, and
               GTE   Mobilnet's   liability  for  failures  or  defects  in  the
               performance of Mobile Data Services shall be limited to the refund of payments received by GTE Mobilnet for the affected services.

          5.2 Customer: Upon approval and acceptance by GTE Mobilnet of the required CSA or an order for Mobile Data Services otherwise accepted by GTE Mobilnet, the person or entity ordering Mobile Data Services shall become a Customer of GTE Mobilnet with respect to such services. GTE Mobilnet shall provide Mobile Data Services, subject to the provisions in the CSA, to such Customer and shall be responsible for the billing and collection of all charges for Mobile Data Services.

          5.3 Compensation: GTE Mobilnet shall pay to Business Representative Compensation in accordance with the terms of Schedule 2 attached hereto, provided, however, that:

                  (a) GTE Mobilnet may, at its option, forgo all payments of Compensation otherwise due during periods in which Business Representative fails materially to provide the services set forth in Schedule 1; and

                  (b) any restrictions on the payment of Compensation set forth in this Agreement or in the Schedule, including without limitation the deduction provisions obtained in Section 8.2(b), 9.12 and Schedule 2, shall be enforceable against any Compensation due or paid to Business Representative.

               5.4 Billing and Collections: GTE Mobilnet has the sole right and responsibility for verifying credit information and for billing of and collection from Customers or potential Customers or any money or charges for Mobile Data Services provided by GTE Mobilnet.


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               5.5  Administration:   GTE  Mobilnet  shall  be  responsible  for
                    establishing the administrative procedure and guidelines for processing Customer CSAs, and, if applicable, for procedures
                    for   Implementation   Services  provided  to  Customers  by
                    Business Representative.

               5.6 Sales Support: As it deems appropriate, GTE Mobilnet may, but is not obligated to, provide sales support to Business Representative under this Agreement. That support may include the following, some of which will be free and some of which may, with prior notice, be charged to Business
                    Representative at cost to GTE Mobilnet: promotional literature, sales brochures, sales and wireless data equipment support, sales training, and training in administrative procedures and system operating characteristics.

6.       DEFAULT

               6.1 Default by GTE Mobilnet: GTE Mobilnet shall be in "Default" of its obligations under this Agreement if GTE Mobilnet materially breaches this Agreement and fails to cure such breach within thirty (30) days after written notice of such breach is received by GTE Mobilnet by certified mail.

               6.2 Default by Business Representative: Each of the following shall constitute a "Default" by Business Representative of its obligations under this Agreement:

                    (a) Business Representative (or one or more of its owners, employees or Affiliates) makes a material misrepresentation or omission, whether verbal or written, to induce GTE Mobilnet to enter into this
                         Agreement:

                    (b) Business Representative makes an assignment for the benefit of creditors or files a voluntary petition under Title 11 of the United States Code or under any similar state insolvency laws or Business Representative shall have an involuntary petition for bankruptcy filed against it under Title 11 of the United Sates Code and such involuntary petition is not dismissed within thirty (30) days; or a trustee or receiver is appointed to administer Business Representative's business or assets;

                    (c) Business Representative, without the prior written consent of GTE Mobilnet, violates the rates and/or billing provisions of Section 2.5 or Section 5.4 hereof;

                    (d) Business Representative engages in conduct which GTE Mobilnet

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                    reasonably  believes  might  violate  any  federal  or state antitrust laws or other consumer protection laws; or

                  (e) Business Representative fails to comply with, or breaches, any other provision or requirement of this Agreement not specifically set forth in this Section 6.2, or any tariff relating to Mobile Data Services, and, if such failure is capable of being cured, does not cure such failure within 30 days after written notice of such failure to comply is delivered to Business Representative.

7.       TERMINATION OF AGREEMENT

          7.1 Termination by Business Representative. Upon Default by GTE Mobilnet under Section 6.1 hereof, Business Representative may give notice of Default by providing written notice to GTE Mobilnet of such Default, and the 30-day cure period described in
               Section 6.1 shall begin effective upon delivery of the notice of Default to GTE Mobilnet by certified mail.

          7.2  Termination by GTE Mobilnet:

                    (a) Regulatory and Contractual Requirements. GTE Mobilnet, at its sole option, may terminate this Agreement upon thirty (30) days written notice if:

                    (I) the authorization by the FCC or any other regulatory authority to provide cellular telephone service is not continued in substantially the same form and such change, in GTE Mobilnet's sole discretion, impacts, in a materially adverse manner, GTE Mobilnet's ability to conduct its Mobile Data Services or cellular business; or

                           (ii) Business Representative or an Affiliate thereof is granted regulatory authority to construct or operate Mobile Data Service or any Wireless Services anywhere in the United States.

                    (b)  Default.   GTE  Mobilnet,   at  its  sole  option,  may
                         terminate this Agreement effective upon delivery of written notice to Business Representative of Default by Business Representative under Section 6.2 hereof.

                    (c) Breach of Other Agreement. GTE Mobilnet, at its sole option, may terminate this Agreement effective upon delivery of written notice to

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                           Business  Representative  if Business  Representative
                           (or any Affiliate thereof) breaches its obligations under any other agreement with GTE Mobilnet (or any Affiliate thereof), and such agreement is terminated.

          7.3 Termination by Mutual Agreement: This Agreement may be terminated by mutual written agreement of the parties.

8.       REMEDIES

          8.1 Remedies of Business Representative: Business Representative's sole remedy for Default by GTE Mobilnet under this Agreement shall be termination of this Agreement pursuant to Section 7.1. Specifically, except for the indemnification obligations set forth in Section 9.4, GTE Mobilnet shall have no liability for any lost profits or consequential damages even if advised of the possibility of such damages. Notwithstanding the foregoing, GTE Mobilnet shall pay to Business Representative any Compensation owing to Business Representative, subject to all deduction and off-set provisions in this Agreement and any other amounts owing to GTE Mobilnet under Section 8.2 hereof.

          8.2 Remedies of GTE Mobilnet: GTE Mobilnet, in its discretion, shall be entitled to exercise one or more of the following remedies for Default by Business Representative under this Agreement:

               (a)  Terminate this Agreement pursuant to Section 7.2 hereof;

               (b)  Deduct  from  Business  Representative's   Compensation  all
                    damages and costs incurred by GTE Mobilnet as a result of Business Representative's Default;

               (c) Any other remedy available to GTE Mobilnet at law or in equity; provided however, that except for the indemnification obligations set forth in Section 9.4, Business Representative shall have no liability for any lost profits or consequential damages even if advised of the possibility of such damages.

                    GTE Mobilnet may simultaneously, in its sole discretion, exercise one or more of the remedies to which it is entitled hereunder. GTE Mobilnet shall not be deemed to have waived any right, remedy, provision or option under this Agreement, including the right to demand exact compliance with the terms of this Agreement, by virtue of exercising, or not exercising, any of its remedies hereunder. Failure by GTE Mobilnet to exercise one or more of its remedies on

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                    one or more  occasions  shall not  prohibit  the exercise of such remedies subsequently.

9.       GENERAL PROVISIONS

          9.1 Business Representative Representations: Business Representative represents and warrants that the execution and performance of this Agreement will not conflict with or result in the breach of any other agreement or contract to which Business Representative is a party. Business Representative further warrants that it is not subject to any limitation or restriction which would prohibit, restrict or impede Business Representative's performance hereunder.

          9.2 DISCLAIMER OF WARRANTIES: GTE MOBILNET MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, CONCERNING THE APPLICATIONS, INCLUDING BUSINESS REPRESENTATIVE'S PRODUCTS AND SERVICES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR OF GOOD AND WORKMANLIKE MANNER. GTE MOBILNET MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, CONCERNING THE PERFORMANCE OF THE APPLICATIONS, INCLUDING BUSINESS REPRESENTATIVE'S PRODUCTS AND SERVICES, ON THE MOBILE DATA SERVICES NETWORK.

          9.3 Named Accounts: Business Representative acknowledges that GTE Mobilnet, as a direct seller of Mobile Data Services, will be soliciting Customers it considers to be named Accounts. If Business Representative is currently a GTE Mobilnet Agent for distribution of voice services pursuant to an agreement (a "Voice Agent Agreement") between GTE Mobilnet and Business Representative, then Business Representative agrees to be bound by the terms of the Voice Agent Agreement as to Named Accounts. If Business Representative is not subject to a Voice Agent Agreement, then the following procedure shall apply as to Named
               Accounts: GTE Mobilnet shall notify Business Representative of any list of its Named Accounts, by name or category, which may be published by GTE Mobilnet from time to time. Should Business Representative solicit any of the Named Accounts for the purpose of selling Wireless Services, Business Representative agrees that it will give the GTE Mobilnet contract administrator five business days prior notice of such solicitation. Any Named Account list or Customer Information provided under the terms of this section is highly confidential and is subject to Section 9.7 below.


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          9.4  Indemnification:  Each  party  agrees to  indemnify  and hold the other harmless from any and all liability, loss, claim, damage, cost or expense (including attorney's fees and court costs) arising out of claims made by third parties against the other, as
               the  result  of  (a)  any  material   failure  by  the  party  so
               indemnifying to perform its obligations hereunder, (b) an alleged theft or infringement by the indemnifying party of a third party's patent, copyright, trade secret, or other intellectual property rights, or (c) a failure of or defect in a Product or Service provided by Business Representative (from which claim Business Representative (from which claim Business Representative shall indemnify GTE Mobilnet). The obligations of the parties under this Section shall survive the termination or expiration of this Agreement.

          9.5 Notices: Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by facsimile or by certified or registered mail, postage prepaid, return receipt requested, in any post office in the United States, addressed as follows:

If to GTE Mobilnet:

                  GTE Mobilnet Service Corp.
                  245 Perimeter Center Parkway
                  Atlanta, Georgia 30346
                  Attn.: Dale Voyles, Esq., Business
                  Development/Contracts Counsel

with a copy to:

                  Rod Sandel, Director of Data Sales
                  at the same address

If Business Representative:

                  Compu-DAWN, Inc.
                  (Authorized Representative)

                  166 West Park Avenue
                  (Address)

                  Long Beach, NY 11561

                  John P. Hefferon
                  (Contact name)

                  (516) 432-7096

                  (Telephone)

                  (516) 432-5356
                  (Facsimile)

Either party hereto may change its address by providing notice of such address changes to the other party in the manner set forth above. Notices given as herein provided shall be considered to have been received five (5) days after mailing thereof, or when actually received, whichever occurs first.

          9.6 Assignment or Transfer of Interest: Neither party may assign or transfer this Agreement without the written consent of the other party, except that GTE Mobilnet may assign this Agreement to any of its Affiliates. In the event of a change in ownership or control of a party, the other party may terminate this Agreement on ten (10) days notice.

          9.7 Confidential and Proprietary Information: Any disclosure of Confidential Information between the parties during the term of this Agreement shall be made pursuant to the terms set forth in Exhibit C, attached hereto and by this reference made a part hereof. Business Representative specifically agrees that all Customer Information is the property of GTE Mobilnet and is highly competitive, confidential and proprietary information. Notwithstanding breach of this Agreement on the part of either party, this provision shall survive the expiration, cancellation or termination of this Agreement.

          9.8  No  Solicitation:  During the term of this  Agreement and for one
               (1) year after its termination (whether voluntary or involuntary), Agent will not solicit any Customer that Agent knows to be a Customer of GTE Mobilnet to use Wireless Services provided by another carrier if the result of the Customer's use of such other Wireless Services would be to curtail or cancel its business with GTE Mobilnet. Business Representative shall not be bound by the foregoing sentence if Business Representative can demonstrate through clear and convincing evidence that such Customer, through no solicitation, influence, inducement, referral or participation on the part of Business Representative, independently decided to obtain Mobile Data Service or competitive Wireless Services from another provider or Reseller of such Services.

          9.9 Survival of Obligations: Expiration or termination of this Agreement for any cause shall not release either party from any liability which at the time of termination or expiration has already accrued to the other party or which thereafter may accrue in respect to any act or omission prior to termination. All obligations of either party which expressly or by their nature survive the expiration or termination of this Agreement, including without limitation Sections 4.3, 4.4, 4.6, 5.1, 8.1, 8.2, 9.8, and 9.9,
               shall continue in full force and effect notwithstanding its expiration or termination, until they are satisfied in full or by their nature expire.

          9.10 Binding Effect: This Agreement, and any amendments hereto, shall be binding upon the parties hereto, their respective executors, administrators, heirs, assigns, and successors in interest.

          9.11 Notification  of  Actions  Involving   Business   Representative:
               Business Representative shall notify GTE Mobilnet in writing within five (5) days of the commencement of any material action, suit or proceeding or of the issuance of any subpoena, civil investigative demand, order, writ, injunction, award or decree of any court, grand jury, agency or other governmental instrumentality relating to the Mobile Data Services or Customer's obtaining such Services involving Business Representative, or any business conducted by Business Representative or any of its employees.

          9.12 Business Representative Off-Sets: Business Representative agrees that GTE Mobilnet may, in its discretion, deduct from any Compensation or any other amounts owed Business Representative an amount equal to any debt owed by Business Representative to GTE Mobilnet or its Affiliates, and pay these amounts directly to GTE Mobilnet or its Affiliates for the account of Business Representative.

          9.13 Waiver: Neither Business Representative nor GTE Mobilnet shall be deemed to have waived any right or option under this Agreement, including the right to demand exact compliance or to declare a breach of the Agreement, by virtue of any contrary custom or practice of the parties. Failure of Business Representative or GTE Mobilnet to enforce a provision of this Agreement on one or more occasions shall not prohibit the enforcement of that same provision on a subsequent occasion.

          9.14 Severability and Substitution of Valid Provisions: Each provision of this Agreement shall be considered severable and if a provision is for any reason held to be invalid, including without limitation Section 9.8 and 9.9, all remaining provisions shall be enforceable. If any provision of this Agreement is held to impose a restriction upon Business Representative which is unenforceable in scope but could be made enforceable by limiting the scope, Business Representative and GTE Mobilnet agree to a modification of the invalid or unenforceable provision to the extent required by enforceability.

          9.15 Execution: This Agreement may be executed in counterparts, each of which shall be deemed an original.

          9.16 Effects of Headings: Headings to articles and paragraphs of this Agreement are for reference only, do not form a part of this Agreement and shall not affect the interpretation hereof.

          9.17 Applicable Law: The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia.

          9.18 Entire Agreement; Amendments: Both GTE Mobilnet and Business Representative have read this Agreement and understand and accept the terms, conditions to this Agreement are expressly incorporated herein by this reference and the term "Agreement" shall include all Exhibits and Schedules attached hereto. Neither party shall be bound by any representations made by any of its officers, employees or Business Representatives which are contrary to the terms of this Agreement. This Agreement, including any Schedules, Exhibits or other attachments, sets forth the entire understanding between the parties and supersedes all previous agreements, arrangements and understanding between the parties, whether verbal or written. Except for those Sections which expressly authorize GTE Mobilnet to make unilateral changes in certain terms and conditions, this Agreement may not be amended except in writing signed by authorized representatives of both parties unless otherwise provided in this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BUSINESS REPRESENTATIVE:


By: /s/ John Hefferon
[Authorized Company Representative]

Print name: John Hefferon

Title: Executive Vice President

Date: November 15, 1996


GTE MOBILNET SERVICE CORP.:

By: /s/ Ronald R. Grawert
[Authorized Company Representative]

Print Name: Ronald R. Grawert

Title:  Executive Vice President -Operations

Date:  December 17, 1996

By: /s/ Laura E. Binion
[Authorized Company Representative]

Print Name: Laura E. Binion

Title: Assistant Secretary

Date: December 18, 1996

                                    EXHIBIT A

                                   DEFINITIONS

               Agent: A person,  corporation or any other entity or organization which is employed, appointed, engaged or otherwise used by Business Representative, as an agent for the purpose of referring Customers for activation of Mobile data Services with GTE Mobilnet or to perform any other obligations under this Agreement.

               Agreement: This Agreement,  including all exhibits, schedules and amendments hereto.

               Affiliates: A person,  association,  partnership,  corporation or joint-stock company or trust that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, another person or entity. Control shall be defined as (i) ownership of a majority of the voting power of all classes of voting stock;
                    (ii) ownership of a majority of the beneficial interests in income and capital of an entity other than a corporation; and (iii) ownership of a general partnership interest in a limited partnership.

               Applications:  The  value-added   applications  for  Mobile  Data
                    Services described in ExhibitB, which include Business Representative's Products and Services, and may include other wireless data devices, hardware, software or other products or services which utilize or when commercially available will utilize any form of Mobile Data Services, or systems integration services related thereto, and in conjunction with which Business Representative is authorized pursuant to the terms of this Agreement to offer GTE Mobilnet's Mobile Data Services to actual or potential Customers.

               Compensation:Compensation  paid to Business Representative by GTE
                    Mobilnet for Business Representative's services under this Agreement, as set forth in Schedule 2 hereto.

               Customer: The person,  organization,  corporation or other entity which purchases Mobile Data Services from GTE Mobilnet and is responsible for the repayment of charges to GTE Mobilnet for such Mobile Data Services.

               Customer  Information:  Any and all  information  about actual or potential customers obtained by Business Representative in connection with its activities on behalf of GTE Mobilnet, including but not limited to, lists of actual or potential Customers provided by GTE Mobilnet, CSAs and terms offered or agreed to by GTE Mobilnet and the names, addresses, telephone numbers, and network addresses (including, but not limited to, Network Entity Identifiers and

                    Internet Protocol Addresses) of Customers for GTE Mobilnet's Mobile Data Services.

               CSA: Customer Service Agreement between GTE Mobilnet and Customer which  sets  forth  the  terms  for  the  provisions  of GTE
                    Mobilnet's Mobil Data Services to Customer, as such agreement is issued by GTE Mobilnet from time to time.

               Implementation Services:  The customization of Applications,  and initial administrative, training and technical support, if any, which Business Representative is required by Schedule 1 to provide to Customers in connection with their adoption and implementation of Applications and GTE Mobilnet's Mobile Data Services.

               Marks: Any  and  all  trademarks,  service  marks,  trade  names, insignia, symbols, decorative designs, or other patented, restricted or licensed marks which GTE Mobilnet or its Affiliates own or are licensed or sublicensed to use in connection with Mobile Data Services, wireless data equipment relating thereto or in any other manner.

               Mobile Data Services:  The data-specific circuit switched service and cellular digital packet data services offered and marketed by GTE Mobilnet from time to time as GTE Mobilnet's Mobile Data Services offering, which may be provided by GTE Mobilnet directly or indirectly through other carriers. When the context of this Agreement so indicates, Mobile Data Services refers to data transmission services competitive to any of GTE Mobilnet's Mobile Data Services.

               Named Account:  An  account   designated  or  considered  by  GTE
                    Mobilnet to be a Named  Account in  accordance  with Section
                    9.3 of the Agreement. The list of Named Accounts provided by GTE Mobilnet may be modified or updated by GTE Mobilnet at its sole discretion from time to time.

               Net Monthly Revenues: GTE Mobilnet's revenues, net of all credits, adjustments and one-time charges, excluding port charges and activation fees, during a monthly billing cycle for Mobile Data Services provided to Customers pursuant to CSA's which were properly completed and submitted by Business Representative and thereafter approved and accepted by GTE Mobilnet.

               Products and Services:  Data  compatible  hardware,  software and professional services offered by Business Representative, either directly or indirectly, which may be integrated into an Application which contains the hardware, software and professional services of third parties.

               SalesServices:  The  obligations  of Business  Representative  to market GTE Mobile Data Services in conjunction with the marketing and sale of Applications, as set forth in Schedule 1.

               Technical Support Services:  The first line customer services and technical support, if any, which Business Representative is required by Schedule 1 to provide as long as Compensation is being paid.

               Territory: The geographic areas defined in Exhibit B, as modified from time to time by GTE Mobilnet with written notice to Business Representative, in which the Business Representative is authorized pursuant to the terms of this Agreement to solicit Customers for Mobile Data Services in conjunction with the marketing of Business Representative's Applications.

               Wireless  Services:  Services,  other than Mobile Data  Services, which provide or will provide wireless voice, data or paging communications, including without limitation other Commercial Mobile Radio Services ("CMRS"), Specialized Mobile Radio ("SMR"), Enhanced Specialized Mobile Radio ("EMSR") and 1.8 GHz frequency communications.

                                   EXHIBIT C

              TERMS FOR THE DISCLOSURE OF CONFIDENTIAL INFORMATION

         1. Confidential Information, as used herein, shall mean written or documentary information which (i) relates to the above identified subject matter, (ii) is received by one party from the other party, and (iii) is marked "Confidential" or "Proprietary Confidential", or bears a marking of like import, or which one party states in writing at the time of transmittal to or receipt by the other party is to be considered confidential. Orally disclosed information identified as confidential at the time of disclosures shall be considered confidential if, within twenty (20) days after the first oral disclosure thereof, a party confirms in a writing delivered to the receiving party the confidential nature of such orally disclosed information. Such writing shall be sufficiently specific to enable the receiving party to identify the information considered to be confidential.

         2. The term "Trade Secrets" as used in the Agreements and this Exhibit C shall mean Confidential Information that:

     (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

     (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         3. The terms "Confidential Information" and "Trade Secrets" do not include, and the receiving party shall have no obligation with respect to information which:

     (i) is already known to the receiving party as evidenced by prior documentation or other tangible embodiments of such information thereof; or

     (ii) is or becomes publicly known through no wrongful act of the receiving party; or

     (iii)is rightfully received by the receiving party from a third party without restriction and without breach of this or any other Agreement; or

     (iv) is approved for release by written authorization of the conveying party.

         4. The parties acknowledge and agree that the parties may obtain and have access to Confidential Information and Trade Secrets of the other party and that the misappropriation, unauthorized use or disclosure of such Confidential Information or Trade Secrets would cause irreparable harm to the parties hereto. The parties agree to use the same degree of care to avoid and prevent disclosure of any party's Confidential Information and Trade Secrets as each party uses to prevent disclosure of its own Confidential Information and Trade Secrets.

         5. With respect to any Confidential Information, each party agrees that for a term of five (5) years following the disclosure of Confidential Information pursuant to the Agreement, they shall not directly or indirectly disclose any Confidential Information that the parties may have or acquire in connection with the Agreement except as authorized by the party to whom the Confidential Information belongs.

         6. With respect to any Trade Secrets, each party agrees not to use for any purpose whatsoever or disclose the Trade Secrets or any party at any time hereafter except as necessary for the performance of its duties under the Agreement or until such Trade Secrets become generally available to the publics by independent discovery or development or publication. The rights of the parties to protection of their Trade Secrets in the Agreement are in addition to the rights which the parties have under common or statutory law for the protection of Trade Secrets.

         7. The parties to the Agreement agree to disclose Confidential Information or Trade Secrets only to employees with a need to know.

         8. The parties to the Agreement agree that all Confidential Information or Trade Secrets are the property of the party supplying it and agree promptly to return to the party supplying it upon demand, any Confidential Information or Trade Secrets and copies thereof, furnished under the Agreement which is either received in or reduced to material form.

         9. Nothing contained in the Agreement shall be construed as (i) requiring a party to disclose, or to accept, any particular information, or (ii) granting to the receiving party a license, either express or implied, under any patent, copyright, trade secret, or other intellectual property rights now or hereafter owned, obtained, or licensable by the other party.

         10. The provisions of the Agreement and this Exhibit C concerning nondisclosure and use of Confidential Information and Trade Secrets shall survive the expiration or termination of this Agreement.

                                   SCHEDULE 1

BUSINESS REPRESENTATIVE SERVICES

I.       Sales Services

     A. Business Representative shall provide Sales Services in accordance with the following provisions:

          1. Prospective Customers: Business Representatives shall be responsible for generating leads for potential customers, qualifying customer interests and providing a statement of work or a sales proposal from potential customers for Mobile Data Services. If GTE Mobilnet identifies and qualifies a customer's intent to purchase wireless data services and Business Representative accepts GTE Mobilnet's offer to then market its application and/or services to such customer, then Business Representative shall compensate GTE Mobilnet therefor pursuant to the provisions of Section 2.7 hereof.

          2. Product Development and Marketing: Business Representative shall assume the entire responsibility for development and marketing of the full range of Applications, and Business Representative specifically acknowledges that GTE Mobilnet has no responsible or liability for the development, marketing or performance of Applications. Business Representative shall use reasonable efforts to promote the use of GTE
     Mobilnet's  Mobile Data  Services  in  conjunction  with the  Applications.
     Either GTE Mobilnet or Business Representative may request the other to engage in joint marketing activities, which requests will be addressed on a case by case basis.

          3. Customer Service Agreement: GTE Mobilnet shall issue from time to time CSAs for particular customers or categories of customers, together with any applicable procedures for Business Representative to follow in pursuing the execution of the CSA by GTE Mobilnet and the Customer. GTE Mobilnet may change the CSA and related procedures at any time in its sole discretion. When properly completed and signed by the Customer, the CSA shall constitute an offer by the Customer to purchase from GTE Mobilnet the Mobile Data Services set forth therein. Upon approval and acceptance by GTE Mobilnet of each CSA from a Customer referred by Business Representative, the CSA shall constitute a binding contract between GTE Mobilnet and the Customer. Business Representative shall have no rights or obligations under the CSA and the Customer thereafter shall be a Customer of GTE Mobilnet. Absence of a properly completed, signed and approved CSA will disqualify Business Representative for any Compensation for such Customer.

          4. Advertising and Promotions: GTE Mobilnet shall from time to time establish standards for all advertising, signage, promotional and Customer training materials used or distributed by Business Representative which relate to GTE Mobilnet's Mobile Data Services. Such standards will be limited to factual matters pertaining to GTE Mobilnet's Mobile Data Services, the overall use of the GTE Mobilnet Marks and the specifics of described promotions. Business Representative is required in its use of such materials to comply with any such standards established by GTE Mobilnet. BUSINESS REPRESENTATIVE SHALL NOT USE ANY ADVERTISING OR MARKETING MATERIALS RELATING TO GTE MOBILNET'S MOBILE DATA SERVICES, REGARDLESS OF WHETHER SUCH MATERIALS MAKE USE OF THE MARKS, WITHOUT THE PRIOR WRITTEN APPROVAL OF GTE MOBILNET. GTE Mobilnet may from time to time offer promotions in the Territory, in which GTE Mobilnet may allow Business Representative to participate on terms specified by GTE Mobilnet. GTE Mobilnet is not, however, obligated to offer such promotions to Business Representative and Business Representative shall not be obligated to participate in such promotions.

II.      Implementation Services

     A.  Business   Representative  shall  provide  Implementation  Services  in accordance with the following provisions.

          1. Sale of Lease of Applications. For its own account, Business Representative may sell, license and/or lease Applications to be used by Customers of GTE Mobilnet's Mobile Data Services. IT IS EXPRESSLY UNDERSTOOD THAT GTE MOBILNET IS IN NO WAY OBLIGATED TO DISTRIBUTE ANY APPLICATIONS TO BUSINESS REPRESENTATIVE FOR RESALE. All sales licenses and/or leases of Applications shall be made by or on behalf of Business Representative for its own account, and not as Business Representative for, or for the account of, GTE Mobilnet. Business Representative shall establish sale process, license fees, and lease charges or other fees for Applications, and GTE Mobilnet shall have no control over such prices, charges and fees. With respect to the sale, license and/or lease of Applications, Customers shall be the customers of Business Representative, and GTE Mobilnet shall have no responsibility or liability to Business Representative or Customers therefor.

          2. Customization and Implementation. Business Representative shall provide, as appropriate, customization and integration of Applications, as well as administrative, training and technical support, to assist the Customer in the modification, delivery, programming and initial operation of the Applications and the use of GTE Mobilnet's Mobile Data Services. Business Representative shall act as the interface between GTE Mobilnet and the Customer with respect to the Mobile Data Services during such implementation phase. Any charges by the Business Representative for such Implementation Services shall be determined by Business Representative and the Customer. GTE Mobilnet shall be obligated to pay Business Representative only the Compensation set forth in Schedule 2.

III.     Technical Support Services

     A. Business Representative shall provide Technical Support Services in accordance with the following provisions.

          1. First Line Customer Services: Business Representative agrees to provide all first line Customer services, including a technical help desk capable of responding to technical inquiries regarding Applications and GTE Mobilnet's Mobile Data Services. Business Representative agrees to refer promptly to GTE Mobilnet all Customer service inquiries or technical problems which relate to GTE Mobilnet's Mobile Data Services and which cannot be solved by Business Representative's Technical Support Services alone. Business Representative shall not call, or refer Customers to call, GTE Mobilnet or GTE Mobilnet's technical help desk for problems which should have been solved by Business Representative's Technical Support Services.

          2. Ongoing Technical Support. The Technical Support Services shall be provided by Business Representative to Customers during the term of this Agreement. Any charges by the Business Representative for such Technical Support Services shall be determined by Business Representative and the Customer. GTE Mobilnet shall be obligated to pay Business Representative only the Compensation set forth in Schedule 2. GTE Mobilnet shall continue to pay Business Representative the Compensation set forth in Schedule 2 for a period of four (4) years following termination of this Agreement (the "Post- Termination Period") in the event Business Representative continues to provide the Technical Support Services during such period as GTE Mobilnet reasonably determines. This Schedule 2 shall survive for the period following termination of this Agreement that Business Representative provides Technical Support Services, as set forth herein.

                                   SCHEDULE 2

                      BUSINESS REPRESENTATIVE COMPENSATION

          A. GTE Mobilnet agrees to pay to Business Representative, and Business Representative agrees to accept, Compensation subject to the terms and conditions contained in the Agreement and this Schedule 2. Compensation shall be paid monthly, one month in arrears.

          B. GTE Mobilnet may make deductions from Business Representative's Compensation pursuant to Sections 8.2(b) and 9.13 of the Agreement, and as otherwise set forth in the Agreement and this Schedule 2. In addition, GTE Mobilnet will deduct from future Compensation any amounts improperly paid to Business Representative which are not actually due and payable. Business Representative shall be responsible for reimbursing GTE Mobilnet for any improperly paid Compensation if: (i) the next payable amount of Compensation is insufficient to cover the improper payment; or (ii) this Agreement expires or is terminated.

          C. In any instance in which more than one Business Representative authorized to represent GTE Mobilnet is involved in a Customer sale, only the Business Representative that is responsible for the Customer's Implementation Services and Technical Support (as set forth in Schedule 1 above) is eligible for Compensation from GTE Mobilnet for the account resulting from such sale. For any Customer sale that is solely for circuit-switched services and that involves GTE Mobilnet Representative, the Business Representative will not be compensated hereunder.

          D. Business Representative shall notify Mobilnet within sixty (60) days of receiving a Compensation payment of any discrepancies which Business Representative believes have occurred during a Compensation period. Subject to the deduction provisions herein, payment will be deemed correct if GTE Mobilnet does not receive notification of any discrepancy within such sixty (60) days.

          E. Adjustment of the length of the Compensation period may be necessary from time to time as a result of circumstances unknown to either party of this Agreement at the time of Compensation period was originally set, provided however, that any such change shall apply only to Customers activated after the date thereof.

          F. GTE Mobilnet shall pay, and Business Representative shall accept, Compensation as set forth below:

               (1) Business Representative shall earn Compensation in the form of a monthly Customer Account Management Fee ("CAM Fee") based upon the Net Monthly Revenues

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          of GTE  Mobilnet  for  Mobile  Data  Services  provided  to  Customers pursuant to CSAs which were properly completed and submitted by Business Representative and thereafter approved and accepted by GTE Mobilnet. Business Representative shall earn a monthly CAM Fee equal to six percent (6%) of the Net Monthly Revenues.

               (2) Subject to Section IIIA.2 of Schedule 1, GTE Mobilnet's obligation to pay Compensation, including CAM Fees, to Business Representative shall cease when the CAM Fee (a pro-rated portion thereof based on business days in the month), less any deductions or setoffs allowed under this Agreement or by law, is paid for the Net Monthly Revenues in the month in which the Agreement expired or was terminated.





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